                                                                    EXHIBIT 2.3


                                REGISTRATION AGREEMENT

         THIS REGISTRATION AGREEMENT (the "AGREEMENT") is made and entered into this ___ day of ___________, 199__, between (i) AMCE Entertainment Inc., a Delaware corporation (the "COMPANY"), (ii) Stanley H. Durwood, individually and as trustee of the 1992 Durwood, Inc. Voting Trust dated December 12, 1992 (the "1992 TRUST"), and the Trust created pursuant to the Stanley H. Durwood Trust Agreement dated August 14, 1989 (the "1989 TRUST"), Carol D. Journagan, Edward
D. Durwood, Thomas A. Durwood, Elissa D. Grodin, Brian H. Durwood, Peter J. Durwood (the "FAMILY STOCKHOLDERS") and each Permitted Assignee (as herein defined) of such Family Stockholder listed on Exhibit A to this Agreement from time to time (each such Family Stockholder and Permitted Assignee a "STOCKHOLDER" and collectively "STOCKHOLDERS") and (iii) solely for purposes of
Section 4 hereof, Delta Properties, Inc., a Missouri corporation.

         The Company has agreed to provide to the Stockholders the registration rights ("REGISTRATION RIGHTS") set forth in this Agreement.

         In consideration of the foregoing, the parties hereto agree as follows:

         Section 1.  CERTAIN DEFINITIONS.

         For purposes of this Agreement, the following terms shall have the following respective meanings:

         "ADJUSTED BASIS" shall mean, as of a specified date with respect to a specified number of shares of Common Stock or Class B Stock, the number of shares of Common Stock and Class B Stock that a record holder of such specified number of shares on [insert date of Merger Agreement] would hold on such specified date, after giving effect to all stock dividends and splits and all subdivisions, combinations or reclassifications of such class of securities the record date of which occurs between [insert date of Merger Agreement] and such specified date.

         "CHARITABLE ASSIGNEE" of a Stockholder shall mean any charitable organization, including charitable remainder and charitable lead trusts, a transfer of property to which by such Stockholder would qualify, at least in part, for an income, gift or estate tax charitable deduction under the Internal Revenue Code of 1986, as amended.

         "CLASS B STOCK" shall mean the Class B Stock, par value 66 2/3CENTS per share, of the Company.

         "COMMISSION" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Exchange Act or the Securities Act, whichever is the relevant statute for the particular purpose.

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                                                                              2


         "COMMON STOCK" shall mean the Common Stock, par value 66 2/3 CENTS per share, of the Company.

         "DI" shall mean Durwood, Inc., a Missouri corporation, which is to be merged into the Company in the Merger.

         "EFFECTIVENESS PERIOD" shall have the meaning set forth in
Section 2(a).

         "EFFECTIVE DATE" shall mean the date on which the Commission declares a Registration effective or on which a Registration otherwise becomes effective.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, or any successor thereto, as the same shall be amended from time to time.

         The term "HOLDER" shall mean a Stockholder and such of its respective Permitted Assignees who acquire Registrable Securities, directly or indirectly, from such Stockholder or from any Permitted Assignee of such Stockholder.

         "MERGER" shall mean the merger of DI with and into the Company pursuant to the Agreement and Plan of Merger and Reorganization dated as of _________, 1997 between the Company and DI (the "MERGER AGREEMENT").

         "PERMITTED ASSIGNEES" of a Stockholder shall mean any of the following persons and entities to which Registrable Securities are transferred by such Stockholder by gift prior to the date the Registration Statement is first filed with the Commission that at the time of such transfer agree by instrument in form and substance reasonably satisfactory to the Company to be bound by the provisions of (x) this Agreement and (y) the Stock Agreement, in each case as a "Stockholder": (i) another Stockholder, (ii) the spouse of a Stockholder,
(iii) a lineal descendant of a Stockholder, including an adopted child, and any spouse of a lineal descendant (each, a "FAMILY MEMBER"), (iv) a trust established by one or more Stockholders or Family Members of one or more Stockholders principally for the benefit of one or more Stockholders or Family Members of Stockholders and/or one or more Charitable Assignees, (v) the estate of such Stockholder and (vi) any Charitable Assignee. Upon the transfer of shares of Registrable Securities by a Stockholder to a Permitted Assignee of such Stockholder as provided herein prior to the date the Registration Statement is first filed with the Commission, Exhibit A hereto will be deemed to be amended without further action of the parties hereto (x) to reduce the number of shares of Registrable Securities set forth next to such Stockholder's name on Exhibit A by the number of shares so transferred that will be subject to this Agreement, (y) if such Permitted Assignee's name is not listed on Exhibit A, to add the name of such Permitted Assignee to Exhibit A as a Stockholder, and
(z) to set forth the number of shares of Registrable Securities so transferred that will be subject to this Agreement (or to increase the number of shares so listed by the number of shares so transferred that will be subject to this Agreement) next to such Permitted Assignee's name on Exhibit A. Notwithstanding any provision of this Agreement to the contrary, a Family Stockholder may transfer to or for the benefit of one or more Charitable Assignees in the aggregate up to five percent (5%) of the number of shares of Common Stock or Class B Stock received by such Family Stockholder in the Merger (or shares of Common Stock issued upon conversion of such Class B Stock), free and clear of all the provisions of this Agreement, and such Charitable Assignees may elect after the date of transfer (but otherwise at a time consistent with the provisions of this Agreement) to participate in the Registration (in which case such Charitable Assignee shall be deemed to be a Permitted Assignee (except that such Charitable Assignee need not agree to be bound by the provisions of the Stock Agreement)); provided that if any such Charitable Assignee elects to participate in the Registration, (i) such Charitable Assignee must then agree by instrument in form and substance satisfactory to the Company to be bound by this Agreement and (ii) the provisions of the preceding sentence shall apply.

         The term "PERSON" shall mean a corporation, association, partnership (general, limited or limited liability), organization, business, limited liability company, individual, government or political subdivision thereof or governmental agency.

         "PROSPECTUS" shall mean the prospectus included in a Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the prospectus, including post-effective amendments, and all documents and materials incorporated by reference in such prospectus.

         "REGISTRABLE SECURITIES" shall mean the shares of Common Stock (on an Adjusted Basis), listed on Exhibit A hereto and acquired by Stockholders pursuant to the Merger or upon conversion of shares of the Class B Stock acquired by Stockholders pursuant to the Merger.

         "REGISTRATION" shall have the meaning set forth in Section 2(a).

         "REGISTRATION EXPENSES" shall have the meaning set forth in Section 4 hereof.

         "REGISTRATION STATEMENT" shall mean a registration statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference in such registration statement.

         "SECURITIES ACT" shall mean the Securities Act of 1933, or any successor thereto, as the same shall be amended from time to time.

         "STOCK AGREEMENT" shall have the meaning set forth in the Merger Agreement.

         The term "UNDERWRITTEN OFFERING" shall mean a distribution of securities subject to registration under the Securities Act in which securities are sold to an underwriter for reoffering to the public.

         Section 2.  REGISTRATION.

         (a) REGISTRATION. Subject to the consummation of the Merger and the effectiveness of the Registration, each Stockholder agrees to participate in a registered underwritten secondary offering of at least 3,000,000 shares (on an Adjusted Basis) in the aggregate of Registrable Securities on the terms and conditions set forth in this Agreement and to sell such number of shares of Common Stock in such underwritten offering as is set forth next to each Stockholder's name on Exhibit A, subject to increase or reduction as set forth below. The Stockholders agree that the underwriters for the Registration will use their reasonable efforts in light of market conditions to sell at least 70% of the shares sold in such secondary offering to institutional (as opposed to retail) investors. The Company agrees (subject to the performance by the Stockholders of their obligations hereunder) to use its reasonable efforts to file a Registration Statement on a form selected by the Company to register under the Securities Act for sale to the public in an underwritten offering the number of shares of Registrable Securities owned by each Stockholder set forth next to such Stockholder's name on Exhibit A hereto (on an Adjusted Basis) from time to time (the "REGISTRATION") or such smaller or greater number of shares of Registrable Securities as shall be agreed by the Company and such Stockholder in writing, PROVIDED that (x) the number of shares of Registrable Securities of a Stockholder set forth on Exhibit A may be decreased without the consent of the Company by written notice to the Company reasonably satisfactory to the Company from such Stockholder if (1) the number of shares of Registrable Securities of another Stockholder set forth on Exhibit A is at the same time increased by a like number of shares or (2) such shares are transferred to a Permitted Assignee of such Stockholder and such Permitted Assignee becomes a party hereto as a Stockholder and such shares so transferred are set forth next to such Permitted Assignee's name on Exhibit A hereto, (y) the number of shares of Registrable Securities of a Stockholder set forth on Exhibit A may be decreased without the consent of the Company by written notice to the Company reasonably satisfactory to the Company from such Stockholder so long as after giving effect thereto the Registration covers at least 3,000,000 shares of Common Stock (on an Adjusted Basis) and (z) the number of shares of Registrable Securities of a Family Stockholder set forth in Exhibit A may be increased without the consent of the Company by written notice to the Company from such Family Stockholder so long as after giving effect thereto the Registration covers no more than 5,000,000 shares of Common Stock (on an Adjusted Basis). Should more than one Family Stockholder seek to increase the number of Registrable Securities as permitted above and as a result the number of shares sought to be included in the Registration exceeds 5,000,000 shares (on an Adjusted Basis), the number of shares, if any, that Stanley H. Durwood, the 1992 Trust and the 1989 Trust have sought to include in the Registration above the number listed on Exhibit A (on an Adjusted Basis) shall be reduced to the extent necessary to reduce the aggregate number of shares sought to be included in the Registration to 5,000,000 shares (on an Adjusted Basis), and if such number of shares still exceeds 5,000,000, the Company shall allocate the increased number of shares to be included in the Registration among such Family Stockholders (other than Stanley H. Durwood, the 1992 Trust and the 1989 Trust) seeking an increase on a pro rata basis or in such other manner as such Family Stockholders may agree.
In the event of any increase or decrease in the number of Registrable Securities of a Stockholder as set forth above, Exhibit A hereto shall be deemed amended to increase or decrease, accordingly, the number of shares of Registrable Securities set forth next to such Stockholder's name. The Company shall (subject to the performance by the Stockholders of their obligations hereunder) use its reasonable efforts to cause the Registration to be declared effective under the Securities Act as promptly as practicable on or after the date that is six months and one day from the date of the Merger and to keep the Registration effective under the Securities Act for a period ending on the date that is six months from such date (provided that such six month period shall be extended by the length of any Postponement Period (as defined below)) or such shorter period ending when all Registrable Securities covered by the Registration have been sold (the "EFFECTIVENESS PERIOD").

         (b) SUPPLEMENTS AND AMENDMENTS. The Company shall supplement and amend the Registration Statement, prior to the Effective Date and during the Effectiveness Period, if (i) required by the rules, regulations or instructions applicable to the registration form used for such Registration, (ii) otherwise required by the Securities Act or (iii) reasonably requested by the holders of a majority in aggregate principal amount of the Registrable Securities covered by such Registration Statement or by any underwriter of such Registrable Securities.

         (c) SELECTION OF UNDERWRITERS. The managing underwriters for the Registration shall be selected jointly by the Company and the Family Stockholders (other than the 1992 Trust and the 1989 Trust) acting by majority vote (for which purpose each such Family Stockholder shall have one vote).

         (d) CONDITIONS TO THE OBLIGATIONS OF COMPANY. The Company shall be entitled to postpone (or if already filed may withdraw such Registration Statement), for an aggregate of up to 180 days (together with any period described in the last sentence of Section 3(b) hereof, a "POSTPONEMENT PERIOD"), the filing of the Registration Statement otherwise required to be prepared and filed by it pursuant hereto if, as a result of the Registration the Company would be required to prepare any financial statements other than those it customarily prepares or the Company determines in its reasonable business judgment that such registration and offering would interfere with any material financing, acquisition, corporate reorganization or other material corporate transaction or development involving the Company and gives the Stockholders written notice of such determination.

         Section 3.  REGISTRATION PROCEDURES.

         (a) In connection with the Company's obligations with respect to the Registration, the Company shall (subject to the performance by the Stockholders of their obligations hereunder):

              (i) prepare and file with the Commission a Registration Statement which shall permit the disposition of the Registrable Securities, in an underwritten offering, and use its reasonable efforts to cause such Registration Statement to become effective as provided in this Agreement; PROVIDED, HOWEVER, before filing the Registration Statement or Prospectus or any amendments or supplements thereto (including documents that would be incorporated therein by reference after the initial filing of the Registration Statement), the Company shall afford the Counsel (as defined below) and the managing underwriters, an opportunity to review copies of all such documents proposed to be filed; PROVIDED, FURTHER, that the Company shall not file any Registration Statement or related Prospectus or any amendments or supplements thereto (including such documents incorporated by reference) if such counsel for all such holders, or the managing underwriters shall reasonably object, in writing, on a timely basis (PROVIDED that any such objecting party and the Company use their best efforts promptly to resolve such party's objections on a basis reasonably satisfactory to such party and the Company which will permit such filing);

              (ii) prepare and file with the Commission such amendments, post-effective amendments and supplements to such Registration Statement and the Prospectus included therein as may be necessary to effect and maintain the effectiveness of such Registration Statement for the applicable period specified herein and furnish to the Stockholders copies of any such supplement or amendment prior to its being used or filed with the Commission;

              (iii) for a reasonable period prior to the filing of such Registration Statement, and throughout the Effectiveness Period, make available for inspection by the Counsel and the counsel for the managing underwriters such financial and other information and books and records of the Company, and cause the officers, employees, counsel and independent certified public accountants of the Company to respond to such inquiries, as shall be reasonably necessary, in the judgment of the respective counsel referred to in such Section, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that each such party shall be required to maintain in confidence and not to disclose to any other person any information or records reasonably designated by the Company in writing as being confidential, until such time as (A) such information becomes a matter of public record (whether by virtue of its inclusion in such Registration Statement or otherwise), or
    (B) such person shall be required so to disclose such information pursuant to a subpoena or order of any court or other governmental agency or body having jurisdiction over the matter (subject to the requirements of such order, and only after such person shall have given the Company prompt written notice of such requirement), or (C) such information is required to be set forth in such Registration Statement or the Prospectus included therein or in an amendment to such Registration Statement or an amendment or supplement to such Prospectus in order that such Registration Statement, Prospectus, amendment or supplement, as the case may be, does not contain an untrue statement of a material fact or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

              (iv) notify the Stockholders and the managing underwriters thereof and, if requested by any such person, confirm such advice in writing, (A) when such Registration Statement or the Prospectus included therein or any Prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective, (B) of any comments by the Commission and by the blue sky or securities commissioner or regulator of any state with respect thereto or any request by the Commission for amendments or supplements to such Registration Statement or Prospectus or for additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceedings for that purpose, (D) if at any time the representations and warranties of the Company contemplated by Section 3(a)(xi) hereof cease to be true and correct in all material respects, (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, or (F) at any time when a Prospectus is required to be delivered under the Securities Act, that such Registration Statement, Prospectus, Prospectus amendment or supplement or post-effective amendment, or any document incorporated by reference in any of the foregoing, contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

              (v) use its reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such Registration Statement or any post-effective amendment thereto at the earliest practicable date;

              (vi) if requested by the managing underwriters or the holders of a majority of the Registrable Securities covered by the Registration, incorporate in a Prospectus supplement or post-effective amendment such information as is required by the applicable rules and regulations of the Commission and as such managing underwriters or such holders specify should be included therein relating to the terms of the sale of such Registrable Securities, including, without limitation, information with respect to the principal amount of Registrable Securities being sold by such holders or to any underwriters, the name and description of such holders or underwriter, the offering price of such Registrable Securities and any discount, commission or other compensation payable in respect thereof, the purchase price being paid therefor by such underwriters and with respect to any other terms of the offering of the Registrable Securities to be sold by such holders or to such underwriters; and make all required filings of such Prospectus supplement or post-effective amendment after notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

              (vii) furnish to each Stockholder, each underwriter of holders of Registrable Securities participating in the Registration thereof and the Counsel an executed copy of such Registration Statement, each such amendment or supplement thereto (in each case, upon request, including all exhibits thereto and documents incorporated by reference therein) and furnish each such holder and underwriter such number of copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus and any summary Prospectus) as such holder or underwriter may reasonably request; the Company hereby consents to the use of such Prospectus (including such preliminary and summary Prospectus) and any amendment or supplement thereto by each such holder and underwriter, in each case in the form most recently provided to such party by the Company, in connection with the offering and sale of the Registrable Securities covered by the Prospectus (including such preliminary and summary Prospectus) or any supplement or amendment thereto;

              (viii) use its reasonable efforts to (A) register or qualify the Registrable Securities to be included in such Registration Statement under such state securities laws or blue sky laws of such jurisdictions as any holder of such Registrable Securities and underwriter thereof shall reasonably request, (B) keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers, sales and dealings therein in such jurisdictions during the period such Registration Statement is required to be kept effective and for so long as may be necessary to enable any such holder or underwriter to complete its distribution of Securities pursuant to such Registration Statement as contemplated hereby and (C) take any and all other actions as may be reasonably necessary or advisable to enable each such holder and underwriter to consummate the disposition in such jurisdictions of such Registrable Securities; PROVIDED, HOWEVER, that the Company shall not be required for any such purpose to (I) qualify as a foreign corporation in any jurisdiction where it would not otherwise be required to qualify but for the requirements of this Section 3(a)(viii), (II) consent to general service of process in any such jurisdiction, (III) subject itself to taxation in any such jurisdiction or (IV) make any changes to the Company's Certificate of Incorporation or By-laws or any agreement between the Company and its stockholders;

              (ix) cooperate with the holders of the Registrable Securities and the managing underwriters to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which Registrable Securities shall not bear any restrictive legends; and enable such Registrable Securities to be registered in such names as the managing underwriters may request at least two business days prior to any sale of the Registrable Securities to the underwriters;

              (x) enter into one or more underwriting agreements, or similar agreements, as appropriate, with customary provisions applicable to such agreements, PROVIDED that any such underwriting agreements shall contain an agreement of the underwriters to indemnify and hold harmless the Company against any and all losses, claims, damages, and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus relating to the Registrable Securities if a copy of the current Prospectus, as amended or supplemented, was furnished to the underwriters and/or the holders of such Registrable Securities by the Company but was not provided to a purchaser and such current Prospectus would have cured the defect giving rise to such loss, claim, damage or liability, or shall contain a substantially similar agreement acceptable to the Company; and

              (xi) (A) make such representations and warranties to the holders of such Registrable Securities and the underwriters thereof in form, substance and scope as are customarily made in connection with an offering of equity securities pursuant to a Registration Statement filed on the form applicable to the Registration; (B) obtain an opinion of counsel to the Company in customary form and covering such matters, of the type customarily covered by such an opinion, as the managing underwriters, and as the holders of at least a majority in aggregate principal amount of the Registrable Securities covered by the Registration, may reasonably request, addressed to such holder or holders and the underwriters thereof;
    (C) obtain "comfort" letters and updates thereof from the independent certified public accountants of the Company addressed to the selling holders of Registrable Securities and the underwriters thereof, such letters to be in customary form and covering matters of the type customarily covered in "comfort" letters to underwriters in connection with underwritten offerings; (D) deliver such documents and certificates, including officer's certificates, as may be reasonably requested by the holders of at least a majority in aggregate principal amount of the Registrable Securities being sold and the managing underwriters thereof to evidence the accuracy of the representations and warranties made pursuant to clause (A) above and the compliance with or satisfaction of any agreements or conditions contained in the underwriting agreement or other agreement entered into by the Company; and (E) undertake such obligations relating to expense reimbursement, indemnification and contribution as are provided in Sections 4 and 5 hereof.

         (b)  In the event that the Company would be required, pursuant to
Section 3(a)(iv)(F) above, to notify the selling holders of Registrable Securities, and the managing underwriters thereof, the Company shall prepare and furnish to each such holder and to each underwriter a reasonable number of copies of a Prospectus supplemented or amended so that, as thereafter delivered to purchasers of Registrable Securities, such Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. Each holder of Registrable Securities agrees that upon receipt of any notice from the Company pursuant to
Section 3(a)(iv)(F) hereof, such holder shall forthwith discontinue the disposition of Registrable Securities pursuant to the Registration Statement applicable to such Registrable Securities until such holder shall have received copies of such amended or supplemented Prospectus, and if so directed by the Company, such holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such holder's possession of the Prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company shall give such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective as provided in Section 2(a) hereof by the number of days during the period from and including the date of the giving of such notice to the date when the Company shall make available to each holder of Registrable Securities covered by the Registration Statement such amended or supplemented Prospectus.

         (c) The Company may require each holder of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding such holder (and, in the case of Stanley H. Durwood, regarding DI, its subsidiaries (other than the Company), American Associated Enterprises, a Missouri limited partnership ("AAE"), the 1989 Trust and the 1992 Trust) and the method of distribution of such Registrable Securities as the Company may from time to time reasonably request in writing. Each such holder agrees to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by such holder to the Company or of the occurrence of any event in either case as a result of which any Prospectus relating to such registration contains or would contain an untrue statement of a material fact regarding such holder or the method of distribution of such Registrable Securities or omits to state any material fact regarding such holder or the intended method of distribution of such Registrable Securities required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly to furnish to the Company any additional information required to correct and update any previously furnished information or required so that such Prospectus shall not contain, with respect to such holder or the method of distribution of such Registrable Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

         (d) In connection with the Registration, the Family Stockholders (other than the 1992 Trust and the 1989 Trust) acting by majority vote (for which purpose each such Family Stockholder shall have one vote) thereby shall designate a single counsel (the "COUNSEL"), which shall be reasonably satisfactory to the Company, to represent the collective interests of all of the holders of the Registrable Securities covered by the Registration Statement in the Registration and in their dealings with the Company.

         (e) The Company may require each holder of Registrable Securities covered by a Registration Statement promptly to furnish in writing to the Company such information regarding such holder (and, in the case of Stanley H. Durwood, regarding DI, its subsidiaries (other than the Company), AAE, the 1989 Trust and the 1992 Trust), the plan of distribution of the Registrable Securities and other information as the Company may from time to time reasonably request or as may be legally required in connection with such Registration.

         Section 4.  REGISTRATION EXPENSES.

         Stanley H. Durwood, the 1989 Trust, the 1992 Trust and Delta shall bear and pay (jointly and severally), promptly upon request being made therefor, all expenses incident to the Company's performance of or compliance with this Agreement whether or not the public offering contemplated by the Registration is consummated, including, without limitation, (a) all Commission and any NASD registration and filing fees and expenses, (b) all fees and expenses in connection with the qualification of the Registrable Securities for offering and sale under the state securities and blue sky laws referred to in
Section 3(a)(viii) hereof, including reasonable fees and disbursements of counsel for the underwriters in connection with such qualifications (in the event that such counsel performs such functions), (c) all expenses relating to the preparation, printing, distribution and reproduction of the Registration Statement required to be filed hereunder, each Prospectus included therein or prepared for distribution pursuant hereto, each amendment or supplement to the foregoing, the certificates representing the Registrable Securities and all other documents relating hereto, (d) messenger and delivery expenses, (e) fees and expenses of any escrow agent or custodian,
(f) fees, disbursements and expenses of counsel and independent certified public accountants of the Company (including the expenses of any opinions or "comfort" letters required by or incident to such performance and compliance), and fees, expenses and disbursements of any other persons, including special experts, retained by the Company in connection with such registration (collectively, the "Registration Expenses"). Each holder of the Registrable Securities being registered severally shall also pay (i) its respective pro rata portion of all underwriting discounts and commissions attributable to the sale of such Registrable Securities and the reasonable fees and disbursements of the Counsel and (ii) the entire amount of the fees and expenses of any counsel or other advisors or experts retained by such holder. The Company shall pay all of its internal expenses (including, without limitation, all salaries and expenses of the Company's officers and employees performing legal or accounting duties).

         Section 5.  INDEMNIFICATION.

         (a) INDEMNIFICATION BY THE COMPANY. The Company shall, and it hereby agrees to, indemnify and hold harmless each holder of Registrable Securities to be included in the Registration (other than Stanley H. Durwood, the 1992 Trust and the 1989 Trust) from and against any and all losses, claims, damages and liabilities to which such holder may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages and liabilities (or actions in respect thereof) and related expenses (including without limitation reasonable attorneys' fees and expenses) ("LOSSES") arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in a Registration Statement under which such Registrable Securities were registered under the Securities Act, or any preliminary, final or summary Prospectus contained therein or furnished by the Company to any such holder, or any amendment or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that (A) the Company shall not be obligated to indemnify any such person in any such case to the extent that any such Losses are caused by an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, or preliminary, final or summary Prospectus, or amendment or supplement based upon written information furnished to the Company by any holder of Registrable Securities expressly for use therein, (B) the Company shall not be liable to any such holder under the indemnity agreement in this subsection (a) with respect to any preliminary Prospectus to the extent that any such Loss of such holder results from the fact that such person sold Registrable Securities to a person as to whom it shall be established that there was not sent or given at or prior to the written confirmation of such sale, a copy of the Prospectus or of the Prospectus as then amended or supplemented if the Company has previously furnished copies thereof in sufficient quantity to such holder or underwriter and the loss, claim, damage or liability of such holder or underwriter results from an untrue statement or omission of a material fact contained in the preliminary Prospectus which was corrected in the Prospectus or in the Prospectus as amended or supplemented and (C) the Company shall not be obligated to indemnify any such holder with respect to any sales occurring after the Company has given notice under Section 3(a)(iv)(F) to such holder and the managing underwriters and prior to the delivery by the Company of any amended or supplemented Prospectus.

         (b) INDEMNIFICATION BY THE HOLDERS. Each Stockholder shall, and hereby agrees to, severally and not jointly, indemnify and hold harmless the Company, and all other holders of Registrable Securities, against any Losses to which the Company or such other holders of Registrable Securities may become subject, under the Securities Act or otherwise, to the same extent as the foregoing indemnity by the Company contained in (a), but only with reference to information relating to such Stockholder furnished to the Company by such Stockholder expressly for use in such Registration Statement, or any preliminary, final or summary Prospectus and, where such Stockholder is Stanley
H. Durwood, the 1989 Trust or the 1992 Trust, with reference to information relating to DI, its subsidiaries (other than the Company), AAE, the 1989 Trust, the 1992 Trust and Stanley H. Durwood; provided, however, that no such holder shall be required to indemnify under this Section 5(b) for any amounts in excess of the dollar amount of the proceeds to be received by such holder from the sale of such holder's Registrable Securities pursuant to such Registration. Such information shall be deemed to have been so furnished for use therein by a Stockholder if it relates to such Stockholder (or, in the case of Stanley H. Durwood, the 1989 Trust or the 1992 Trust, where it relates to Stanley H. Durwood, the 1989 Trust, the 1992 Trust, DI, its subsidiaries (other than the Company) or AAE) and if such Registration Statement was available for review by such Stockholder (or the legal counsel for such Stockholder) a reasonable time before being filed and not objected to in writing by such Stockholder prior to the filing thereof.

         (c) NOTICES OF CLAIMS, ETC. Promptly after receipt by an indemnified party under subsection (a) or (b) above of written notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party pursuant to the indemnification provisions of or contemplated by this Section 5, notify such indemnifying party in writing of the commencement of such action; but the omission so to notify the indemnifying party shall relieve it from liability which it may have to any indemnified party only to the extent the indemnifying party is prejudiced thereby. In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall pay the fees and disbursements of such counsel and shall not be liable to such indemnified party for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties. Such firm shall be designated in writing by the managing underwriter if the named parties to such proceeding include the managing underwriter and by the Family Stockholders (other than the 1992 Trust and the 1989 Trust) acting by majority vote (in which each such Family Stockholder shall have one vote) in the case of parties indemnified pursuant to paragraph (a) above and by the Company in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent not to be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party not to be unreasonably withheld, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         (d) CONTRIBUTION. Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Section 5(a) or Section 5(b) are unavailable to or insufficient to hold harmless an indemnified party in respect of any Losses referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party and the indemnified party, but also the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         Notwithstanding the provisions of this Section 5(d), no holder shall be required to contribute any amount in excess of the amount by which the dollar amount of the proceeds received by such holder from the sale of any Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) exceeds the amount of any damages which such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The holders' obligations in this Section 5(d) to contribute shall be several in proportion to the principal amount of Registrable Securities registered or underwritten, as the case may be, by them and not joint.

         (e) The obligations of the Company under this Section 5 shall extend, upon the same terms and conditions, to each officer, director and partner of each holder and each person, if any, who controls any holder within the meaning of either Section 20 of the Exchange Act or Section 15 of the Securities Act; and the obligations of the Stockholders contemplated by this Section 5 shall be in addition to any liability which the Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his consent, is named in any Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Securities Act.

         (f)  The obligations of the Company and each Stockholder under this
Section 5 shall terminate on the Termination Date (as defined below), except that such obligations shall survive in respect to any claim for indemnification made under this Section 5 prior to the Termination Date until such claim for indemnification is finally resolved. As used herein "Termination Date" means the March 31 that is two years after the March 31 occurring immediately after the date on which the Effective Time (defined in the Merger Agreement) occurs.

         Section 6.  UNDERWRITING REQUIREMENTS.

         Each holder of Registrable Securities hereby agrees (i) to sell such holder's Registrable Securities on a basis consistent with this Agreement and as provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) to complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

         Section 7.  MISCELLANEOUS.

         (a) SPECIFIC PERFORMANCE. The parties hereto acknowledge that there may be no adequate remedy at law if any party fails to perform any of its obligations hereunder and that each party may be irreparably harmed by any such failure, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this Agreement in accordance with the terms and conditions of this Agreement, in any court of the United States or any State thereof having jurisdiction.

         (b) NOTICES. All notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, if delivered personally or by courier, or three days after being deposited in the mail (registered or certified mail, postage prepaid, return receipt requested) as follows: if to the Company, to it at 106 West 14th Street, Kansas City, Missouri 64101, Attention: Corporate Secretary, if to Delta, to it at 106 West 14th Street, Kansas City, Missouri 64101, and if to a Stockholder, to such Stockholder at the address set forth on the signature page hereof next to such Stockholder's signature, provided that such addresses may be changed by written notice as provided in this paragraph. Information copies of all notices given to a Stockholder (other than Stanley H. Durwood, the 1992 Trust or the 1989 Trust) or to Delta shall be given to:

                                            Robert C. Kopple, Esq.
                                            Kopple & Klinger
                                            2029 Century Park East
                                            Suite 1040
                                            Los Angeles, CA 90067

                                            Glenn Kurlander, Esq.
                                            Schiff Hardin & Waite
                                            150 East 52nd Street
                                            Suite 2900
                                            New York, New York 10022

Information copies of all notices given
to Stanley H. Durwood, the 1992 Trust,
the 1989 Trust, or Delta should be
given to:                                   Raymond F. Beagle, Jr., Esq.
                                            Lathrop & Gage L.C.
                                            2345 Grand Boulevard, 24th Floor
                                            Kansas City, Missouri 64108-2684

Information copies of all notices given
to the Company should be given to:          Charles J. Egan, Jr., Esq.
                                            Hallmark Cards, Incorporated
                                            2501 McGee Trafficway
                                            Kansas City, MO 64141-6126

                                            The Honorable Paul E. Vardeman
                                            Polsinelli, White, Vardeman &
                                            Shalton
                                            Suite 1000, Plaza Steppes
                                            700 West 47th Street
                                            Kansas City, MO 64112-1802


         (c) THIRD PARTY BENEFICIARIES: HOLDERS ENTITLED AND BOUND. This agreement shall be binding upon and inure to the benefit of the parties, their successors, heirs, legatees, devisees and personal and legal representatives, and any transferee that is a Permitted Assignee. No party may assign its rights under this Agreement (except to a Permitted Assignee as provided herein) without the consent of the other parties hereto.

         (d) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (e) SURVIVAL. The respective indemnities, agreements, representations and warranties and each other provision set forth in this Agreement or made pursuant hereto shall remain in full force and effect regardless of any investigation (or statement as to the results thereof) made by or on behalf of any holder of Registrable Securities, any director, officer or partner of such holder, any agent or underwriter or any director, officer or partner thereof, or any controlling person of any of the foregoing, and shall survive the transfer of Registrable Securities by such holder.

         (f)  LAW GOVERNING; CONSENT TO JURISDICTION.

              (I) This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri without giving effect to the conflicts of laws principles thereof.

              (II) Each party hereto hereby consents to, and confers exclusive jurisdiction upon, the courts of the State of Missouri and the Federal courts of the United States of America located in the City of Kansas City, Missouri, and appropriate appellate courts therefrom, over any action, suit or proceeding arising out of or relating to this Agreement. Each party covenants that it will not commence any action, suit or proceeding arising out of or relating to this Agreement in any other jurisdiction. Nothing in this paragraph shall affect the rights of a party to enforce a judgment rendered by the courts referred to in the first sentence of this paragraph in any other jurisdiction. Each party hereto hereby waives, and agrees not to assert, as a defense in any such action, suit or proceeding that it is not subject to such jurisdiction or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that this Agreement may not be enforced in or by said courts or that its property is exempt or immune from execution, that the suit, action or proceeding is brought in an inconvenient forum, or that the venue of the suit, action or proceeding is improper. Service of process in any such action, suit or proceeding may be served on any party anywhere in the world, whether within or without the State of Missouri by mailing a copy thereof by registered or certified mail, postage prepaid, to such party at its address provided in
Section 7(b) of this Agreement, provided that service of process may be accomplished in any other manner permitted by applicable law.

         (g) HEADINGS. The descriptive headings of the several Sections and paragraphs of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

         (h) ENTIRE AGREEMENT; AMENDMENTS. This Agreement, the Stock Agreement, the Indemnification Agreement and the Merger Agreement and, with respect to the Family Stockholders, that certain Durwood Family Settlement Agreement dated as of January 22, 1996 contain the entire understanding of the parties with respect to the transactions contemplated hereby. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter, except that the Durwood Family Settlement Agreement shall not be deemed to be amended by this Agreement and shall remain in full force and effect. This Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument duly executed by the Company and the Family Stockholders acting by majority vote (for which purpose each Family Stockholder (other than the 1992 Trust and the

1989 Trust) shall have one vote). Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any amendment or waiver effected pursuant to this Section 7(h), whether or not any notice, writing or marking indicating such amendment or waiver appears on such Registrable Securities or is delivered to such holder.

         (i) INSPECTION. For so long as this Agreement shall be in effect, this Agreement and a complete list of the names and addresses of all the holders of Registrable Securities shall be made available for inspection and copying on any business day by any holder of Registrable Securities at the offices of the Company at the address thereof set forth in Section 7(b) above.

         (j) SEVERABILITY. In the event that any one or more of the provisions contained in this Agreement, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                     AMC ENTERTAINMENT INC.


                                     By:
                                          --------------------------------
                                          Peter C. Brown
                                          President


                                     DELTA PROPERTIES, INC.


                                     By:
                                          --------------------------------


                                                         Address:
                                                         --------

                                               Suite 1700
                                               Power & Light Building
                                               106 West 14th Street
                                               P.O. Box 419615
                                               Kansas City, Missouri 64141-6615
----------------------------------
Stanley H. Durwood

                                               1323 Granite Creek Drive
                                               Blue Springs, MO 64015
----------------------------------
Carol D. Journagan

                                               3001 West 68th Street
                                               Shawnee Mission, KS 66208
----------------------------------
Edward D. Durwood

                                               P.O. Box 7208
                                               Rancho Santa Fe, CA 92067
----------------------------------
Thomas A. Durwood

                                               187 Chestnut Hill Road
                                               Wilton, CT 06897
----------------------------------
Elissa D. Grodin

                                               655 N.W. Altishan Place
                                               Beaverton, OR 97006
----------------------------------
Brian H. Durwood

                                               666 West End Avenue
                                               New York, NY 10025
----------------------------------
Peter J. Durwood

                                               Suite 1700
                                               Power & Light Building
                                               106 West 14th Street
                                               P.O. Box 419615
                                               Kansas City, Missouri 64141-6615
----------------------------------
Stanley H. Durwood, as trustee of
the 1992 Trust

                                               Suite 1700
                                               Power & Light Building
                                               106 West 14th Street
                                               P.O. Box 419615
                                               Kansas City, Missouri 64141-6615
----------------------------------
Stanley H. Durwood, as trustee of
the 1989 Trust

                                                                     EXHIBIT A


    Stanley H. Durwood                             *
    1989 Trust                                     *
    1992 Trust                                     *
                                            ---------------
                                            *500,000 shares, collectively

    Carol D. Journagan                      416,666.67 shares
    Edward D. Durwood                       416,666.67 shares
    Thomas A. Durwood                       416,666.67 shares
    Elissa D. Grodin                        416,666.67 shares
    Brian H. Durwood                        416,666.67 shares
    Peter J. Durwood                        416,666.67 shares